UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

THOMPSON CREEK METALS COMPANY INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	98-0583591
(Jurisdiction of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

26 West Dry Creek Circle, Suite 810 Littleton, CO	90120
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Tangible Equity Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-170232

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

Thompson Creek Metals Company Inc. (the “Registrant”) registers hereunder its Tangible Equity Units (the “tMEDS”), each with a stated amount of $25.  For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of the tMEDS” on pages S-70 through S-75 of the Registrant’s prospectus relating to the tMEDS, filed with the SEC on May 8, 2012 (Registration No. 333-170232) (the “tMEDS Prospectus”).  Each tMEDS is a unit composed of a prepaid stock purchase contract and a senior amortizing note.  For a description of the stock purchase contract, reference is made to the information under the headings “Description of the purchase contracts” on pages S-76 to S-97, “Description of capital stock” on pages 8-11 and “Description of stock purchase contracts and stock purchase units” on page 26 of the tMEDS Prospectus.  For a description of the senior amortizing note, reference is made to the information under the headings “Description of the amortizing notes” on pages S-98 through S-108 and “Description of debt securities and guarantees of debt securities” on pages 11-20 of the tMEDS Prospectus.  Each such description referred to above, and the tMEDS Prospectus, is hereby incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.  Exhibits.

Exhibit Number	Description of Exhibit
3.1	Notice of Articles, dated September 24, 2010 (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the SEC on February 24, 2011).
3.2	Certificate of Continuation, dated July 29, 2008 (incorporated by reference to Exhibit 3.1 to the Registrant’s Amendment No. 1 to its Annual Report on Form 10-K filed with the SEC on March 1, 2010).
3.3	Articles of Continuance, dated July 21, 2008 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K filed with the SEC on August 27, 2008).
4.1	Indenture, dated as of May 11, 2012, by and among the Registrant, as issuer and Wells Fargo Bank, National Association, as Trustee.*
4.2	First Supplemental Indenture, dated as of May 11, 2012, by and among the Registrant, as issuer and Wells Fargo Bank, National Association, as Trustee.*
4.3	Third Supplemental indenture, dated as of May 11, 2012, by and among the Registrant, as issuer, Wells Fargo Bank, National Association, as U.S. Trustee and Valiant Trust Company as Canadian Trustee.*
4.4

Purchase Contract Agreement among the Registrant, Wells Fargo Bank, National Association, as Purchase Contract Agent, Wells Fargo Bank, National Association, as U.S. Trustee and Valiant Trust Company, as Canadian Trustee.*

99.1	Prospectus relating to the tMEDS filed with the SEC on May 8, 2012 (Registration No. 333-170232).

* To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THOMPSON CREEK METALS COMPANY INC.

Date: May 10, 2012	By:	/s/ Wendy Cassity
		Name:	Wendy Cassity
		Title:	Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Notice of Articles, dated September 24, 2010 (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the SEC on February 24, 2011).
3.2	Certificate of Continuation, dated July 29, 2008 (incorporated by reference to Exhibit 3.1 to the Registrant’s Amendment No. 1 to its Annual Report on Form 10-K filed with the SEC on March 1, 2010).
3.3	Articles of Continuance, dated July 21, 2008 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K filed with the SEC on August 27, 2008).
4.1	Indenture, dated as of May 11, 2012, by and among the Registrant, as issuer and Wells Fargo Bank, National Association, as Trustee.*
4.2	First Supplemental Indenture, dated as of May 11, 2012, by and among the Registrant, as issuer and Wells Fargo Bank, National Association, as Trustee.*
4.3	Third Supplemental indenture, dated as of May 11, 2012, by and among the Registrant, as issuer, Wells Fargo Bank, National Association, as U.S. Trustee and Valiant Trust Company as Canadian Trustee.*
4.4

Purchase Contract Agreement among the Registrant, Wells Fargo Bank, National Association, as Purchase Contract Agent, Wells Fargo Bank, National Association, as U.S. Trustee and Valiant Trust Company, as Canadian Trustee.*

99.1	Prospectus relating to the tMEDS filed with the SEC on May 8, 2012 (Registration No. 333-170232).

* To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.